UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (earliest event reported): June 28, 2013

ORIENT-EXPRESS HOTELS LTD.
(Exact name of registrant as specified in its charter)

Bermuda
(State or other jurisdiction of incorporation)

001-16017	98-0223493
(Commission file number)	(I.R.S. Employer Identification No.)

22 Victoria Street
Hamilton HM 12, Bermuda
(Address of principal executive offices) (Zip Code)

(441) 295-2244
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) J. Robert Lovejoy and Philip R. Mengel each retired from the Registrant's Board of Directors effective as of June 28, 2013, which was the end of their existing terms and the date of the 2013 annual general meeting of the Registrant.

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

The Registrant convened and held its 2013 annual general meeting of shareholders on June 28, 2013. The holders of class A and B common shares, voting together, (i) elected eight directors of the Registrant, and (ii) appointed Deloitte LLP as the Registrant's independent registered public accounting firm until the close of the 2014 annual general meeting and authorized the Audit Committee of the Board of Directors of the Registrant to fix Deloitte's remuneration. A brief description of each matter and the number of votes on each matter are as follows:

(1) Election of eight directors, to constitute the entire Board of Directors, serving until the 2014 annual general meeting:

Name	For	Withheld	Broker Non-Votes
Harsha V. Agadi	21,607,627	4,087,882	730
John D. Campbell	21,011,912	4,683,597	730
Roland A. Hernandez	24,795,885	899,623	730
Mitchell C. Hochberg	21,605,029	4,090,479	730
Ruth A. Kennedy	21,607,132	4,088,376	730
Prudence M. Leith	21,536,788	4,158,721	730
Georg R. Rafael	21,606,631	4,088,877	730
John M. Scott III	25,185,459	510,050	730

(2) Appointment of Deloitte LLP as the Registrant's independent registered public accounting firm until the close of the 2014 annual general meeting, and authorization of the Board's Audit Committee to fix Deloitte's remuneration:

For	Against	Abstain	Broker Non-Votes
25,646,148	48,861	1,229	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ORIENT-EXPRESS HOTELS LTD.

By:    /s/ Edwin S. Hetherington
Name: Edwin S. Hetherington
Title: Vice President, General Counsel and Secretary

Date: July 1, 2013

2